Exhibit 15.1

PricewaterhouseCoopers LLP
400 Campus Dr.
Florham Park NJ 07932
Telephone (973) 236 4000
Facsimile (973) 236 5000
www.pwc.com

June 13, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated May 10, 2005 on our review of interim financial information of The Hertz Corporation and its subsidiaries (the “Company”) for the three month periods ended March 31, 2005 and March 31, 2004 is included in the Company’s Registration Statement on Form S-1 filed June 13, 2005.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Florham Park, New Jersey